UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (c) On February 14, 2008 Riverview Bancorp, Inc. ("Company") and its wholly-owned subsidiary Riverview Community Bank ("Bank"), announced that Kevin J. Lycklama, age 30, had been named Senior Vice President and Chief Financial Officer of the Company and the Bank. Mr. Lycklama has been employed by the Bank since 2006 and, prior to his appointment as Senior Vice President and Chief Financial Officer, served as a Vice President and Controller for the Bank. For further information concerning Mr. Lycklama's background reference is made to the press release dated February 14, 2008 which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        On October 9, 2007, Mr. Lycklama entered into a Change in Control Agreement with the Bank in the form that was attached to the Company's Form 8-K filed on September 19, 2007 and that is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

            (d)           Exhibits

            10.2         Change in Control Agreement (incorporated by reference to the Form 8-K filed on
                            September 19, 2007).

            99.1         News Release of Riverview Bancorp, Inc. dated February 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RIVERVIEW BANCORP, INC.

Date: February 14, 2008	/s/Ronald A. Wysaske
Ronald A. Wysaske
President Chief Operating Officer
(Principal Executive Officer)

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Exhibit 99.1

News Release Dated February 14, 2008

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Contacts:	Pat Sheaffer or Ron Wysaske,
Riverview Bancorp, Inc. 360-693-6650

Lycklama named Chief Financial Officer of Riverview
Hays, Whaley and Watson Promoted

Vancouver, WA - February 14, 2008 - Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today announced promotions within the company, including Kevin Lycklama being named Senior Vice President and Chief Financial Officer of Riverview Community Bank and Riverview Bancorp, Inc.

Ron Wysaske, President and COO, also announced the following promotions:

  Anthony Hays promoted to Vice President, Operations Support Manager
  Andrew Whaley promoted to Vice President, Information Technology Manager
  Jean Watson promoted to Assistant Vice President, Information Technology Supervisor

Mr. Lycklama has been with Riverview since 2006, and has served as Vice President and Controller for the bank. Prior to joining Riverview, he was as an Audit Manager for an Oregon CPA firm. Mr. Lycklama holds a Bachelor of Arts degree in Business Administration from Washington State University Vancouver, and is an Oregon CPA, a member of the American Institute of Certified Public Accountants, the Oregon Society of CPA's, and a member of the Financial Managers Society.

"I am pleased to announce this promotion and to recognize Kevin's contributions to our successes, as well as his increasing level of responsibility within our company," Said Wysaske. "Kevin brings tremendous skill and energy to our company, and serves as an inspiration to all of our employee-owners. In the short time he has been with Riverview he has made significant improvements to our financial reporting and accounting systems and I am confident he will provide great leadership to all areas of the bank as the Chief Financial Officer. Our directors and employees join me in congratulating him on this well-earned promotion."

Mr. Wysaske also announced three other promotions. Anthony Hays was named Vice President, Operations Support Manager. In this role, Mr. Hays will be responsible for the development, coordination, implementation and monitoring of branch and central operations procedures. He is also responsible for the highly successful Riverview Phone Branch, customer service couriers, and office services. He has been with the Bank since 1994, and most recently has served as Operations Assistant Manager.

Andrew Whaley is promoted to Vice President, Information Technology Manager. In this role Mr. Whaley will manage the technology infrastructure of the company, including all telephone and data needs. He will also manage the integrity and security of all data networks, servers and computers, and ensure compliance with appropriate regulatory and SOX requirements for data processing, transmission and storage. Mr. Whaley will also be responsible for the quality of the Riverview network "help desk", and has been with the Bank since 1998, most recently serving as IT Supervisor.

Jean Watson is promoted to Assistant Vice President, Information Technology Supervisor. In this role Ms. Watson will supervise the network "help desk", monitor service quality, and assist all departments in providing excellent customer service. She will continue to monitor and document IT internal controls, audits and compliance, ensuring data security. Ms. Watson has been with the Bank since 2002, and most recently served as Network Administrator II.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $844 million, it is the parent company of the 84 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 18 branches,

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Riverview Bancorp, Inc. Promotions
February 18, 2008

including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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